Exhibit 24.1

POWER OF ATTORNEY

The undersigned directors of Oil States International, Inc. (the "Company") do hereby constitute and appoint each of Cindy B. Taylor, Lloyd A. Hajdik and Lias J. Steen, signing singly, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors, and to execute any and all instruments for us and in our names in such capacities indicated below which such person may deem necessary or advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended and any rules, regulations and requirements for the Securities and Exchange Commission, in connection with the Company's annual report on Form 10-K for the year ended December 31, 2016, including specifically, but not limited to, power and authority to sign for us, or any of us, in our capacities indicated below to the Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission, and to any instrument or document filed as a part of, or in connection with, said Annual Report on Form 10-K and any and all amendments thereto; and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the dates set forth beside their respective names below.

SIGNATURE	TITLE	DATE

/s/ Mark G. Papa	Chairman of the Board	February 17, 2017
Mark G. Papa

/s/ Lawrence R. Dickerson	Director	February 17, 2017
Lawrence R. Dickerson

/s/ S. James Nelson	Director	February 17, 2017
S. James Nelson

/s/ Gary L. Rosenthal	Director	February 17, 2017
Gary L. Rosenthal

/s/ Christopher T. Seaver	Director	February 17, 2017
Christopher T. Seaver

/s/ William T. Van Kleef	Director	February 17, 2017
William T. Van Kleef

/s/ Stephen A. Wells	Director	February 17, 2017
Stephen A. Wells